EXHIBIT 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of NORDSTROM, INC., a Washington corporation (the “Company”) does hereby constitute and appoint ANN MUNSON STEINES his or her true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary or advisable or which may be required to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the filings with the Securities and Exchange Commission of Post-Effective Amendments to the Registration Statements relating to the Nordstrom, Inc. 2010 Equity Incentive Plan (Registration No. 333-189301) and the 2002 Nonemployee Director Stock Incentive Plan (Registration No. 333-101110) (collectively, the “Registration Statements”), and each of the undersigned does hereby ratify and confirm all that said attorney and agent may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has subscribed to these presents this 4th day of September 2019.

Directors:

/s/	Shellye L. Archambeau	/s/	Stacy Brown-Philpot
	Shellye L. Archambeau		Stacy Brown-Philpot
	Director		Director

/s/	Tanya L. Domier	/s/	Kirsten A. Green
	Tanya L. Domier		Kirsten A. Green
	Director		Director

/s/	Glenda G. McNeal	/s/	Erik B. Nordstrom
	Glenda G. McNeal		Erik B. Nordstrom
	Director		Director

/s/	Peter E. Nordstrom	/s/	Brad D. Smith
	Peter E. Nordstrom		Brad D. Smith
	Director		Chairman of the Board of Directors

/s/	Gordon A. Smith	/s/	Bradley D. Tilden
	Gordon A. Smith		Bradley D. Tilden
	Director		Director

/s/	B. Kevin Turner
B. Kevin Turner
Director

Date:	September 4, 2019